EXHIBIT 2.2
DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO
SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
The following is a summary of the material terms of the registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of Atlas Corp. (“Atlas”). Because the following is only a summary, it may not contain all the information that is important to you. The following summary is qualified by reference to the Republic of the Marshall Islands Business Corporations Act (the “BCA”) and Atlas’ Amended and Restated Articles of Incorporation (“Atlas articles of incorporation”), Atlas’ Second Amended and Restated Bylaws (“Atlas bylaws”) and the Statement of Designation for each series of Atlas preferred shares.
As of December 31, 2021, Atlas had the following securities registered under Section 12 of the Exchange Act:
(1)Common shares, par value $0.01 per share;
(2)7.95% Cumulative Redeemable Perpetual Preferred Shares – Series D (“Series D Preferred Shares”);
(3)7.875% Cumulative Redeemable Perpetual Preferred Shares – Series H (“Series H Preferred Shares”);
(4)Fixed-To-Floating Cumulative Redeemable Perpetual Preferred Shares – Series I (“Series I Preferred Shares” and together with the Series D Preferred Shares and Series H Preferred Shares, the “preferred shares”); and
(5)7.125% senior unsecured notes due 2027 (the “ATCO Notes”).
Authorized Capital
Under the Atlas articles of incorporation, Atlas’ authorized shares consist of 400,000,000 common shares, par value US$0.01 per share, and 150,000,000 preferred shares, par value US$0.01 per share.
Common Shares
Dividends
Under the Atlas articles of incorporation, holders of common shares may receive quarterly dividends. Declaration and payment of any dividend is subject to the discretion of Atlas’ board of directors. The time and amount of dividends will depend upon Atlas’ financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in Atlas’ debt instruments and preferred shares, industry trends, the provisions of the Republic of the Marshall Islands law affecting the payment of distributions to shareholders and other factors. The BCA generally prohibits the payment of dividends other than from paid-in capital in excess of par value and Atlas’ earnings or while Atlas is insolvent or would be rendered insolvent on paying the dividend.
Voting
Atlas common shares each have one vote. At all meetings of shareholders there must be present either in person or by proxy holders of record of at least a majority of common shares issued and outstanding and entitled to vote at such meetings in order to constitute a quorum at meetings of Atlas shareholders.
Anti-Takeover Effects of Certain Provisions of Atlas Articles of Incorporation and Bylaws
Certain provisions of the Atlas articles of incorporation and Atlas bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.
Removal of Directors; Vacancies
The Atlas articles of incorporation and Atlas bylaws provide that directors may be removed for cause upon the affirmative vote of holders of a majority of the outstanding common shares entitled to vote in the election of directors. In addition, Atlas articles of incorporation and Atlas bylaws also provide that any vacancies on Atlas board of directors and newly created directorships may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.
No Cumulative Voting
Under the BCA, shareholders are not entitled to the right to cumulate votes in the election of directors unless the articles of incorporation provide otherwise. Atlas articles of incorporation prohibit cumulative voting.

Calling of Special Meetings of Shareholders
Atlas bylaws provide that special meetings of shareholders may be called only by the chairman of Atlas’ board of directors, by resolution of Atlas’ board of directors, or if applicable, by the longest serving co-chairman of Atlas board of directors.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Atlas bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.
Generally, to be timely, a shareholder’s notice must be received at Atlas’ principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the date on which Atlas first mailed its proxy materials for the previous year’s annual meeting. Atlas bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Amendments to Atlas Bylaws
Atlas articles of incorporation and Atlas bylaws grant Atlas board of directors the authority to amend and repeal Atlas bylaws without a shareholder vote in any manner not inconsistent with the laws of the Republic of the Marshall Islands and Atlas articles of incorporation. Holders of common shares may amend Atlas bylaws by a vote of not less than 66 2/3% of the shares entitled to vote.
Business Combinations
Atlas articles of incorporation contain provisions that prohibit it from engaging in a business combination with an interested shareholder for a period of three years following the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:
•prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, Atlas board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;
•upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of Atlas’ voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and officers, and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;
•after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by Atlas board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of Atlas’ outstanding voting shares that are not owned by the interested shareholder; or
•the interested shareholder is Dennis Washington, Copper Lion, Inc. or Fairfax Financial Holdings Limited or any of their affiliates, or any person that purchases shares from any of those persons or any of their affiliates.
Generally, a “business combination” includes any merger or consolidation of Atlas or any direct or indirect majority-owned subsidiary of Atlas with (a) the interested shareholder or any of its affiliates or (b) with any corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder. Generally, an “interested shareholder” is any person or entity that (a) owns 15% or more of Atlas’ outstanding voting shares, (b) is an affiliate or associate of Atlas and was the owner of 15% or more of Atlas’ outstanding voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder or (c) the affiliates and associates of any person listed in (a) or (b), except that any person who owns 15% or more of Atlas outstanding voting shares as a result of action taken solely by Atlas shall not be an interested shareholder unless such person acquires additional voting shares, except as a result of further action by Atlas, not caused, directly or indirectly, by such person.
Dissenters’ Rights of Appraisal and Payment
Under the BCA, shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of the company’s assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the fair value of his or her shares shall not be available under the BCA for the shares of any class or series of stock, which shares, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the assets of the company not made in the usual course of its business were listed on a securities exchange.
In the event of an amendment of the Atlas articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that Atlas and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which Atlas common shares are primarily traded on a local or national securities exchange.
Shareholders’ Derivative Actions
Under the BCA, any of Atlas’ shareholders may bring an action in Atlas’ name to procure a judgment in Atlas’ favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Atlas articles of incorporation include a provision that eliminates the personal liability of directors or officers for monetary damages for actions taken as a director or officer to the fullest extent permitted by law.
Atlas articles of incorporation provide that Atlas must indemnify its directors and officers to the fullest extent authorized by law. Atlas is also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to Atlas’ directors and officers and carry directors’ and officers’ insurance providing indemnification for Atlas’ directors, officers and certain employees for some liabilities. Atlas believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in Atlas articles of incorporation may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Atlas and its shareholders. In addition, your investment may be adversely affected to the extent Atlas pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Exchange Listing
Atlas common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “ATCO.”
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for Atlas common shares.
Atlas Preferred Shares
General
Atlas articles of incorporation authorize Atlas’ board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including, among other things:
•the designation of the series;
•the number of shares in the series;
•the dividend terms and conditions of the series;
•any redemption rights of, or sinking fund for, the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Atlas;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Atlas or any other corporation, and, if so, the terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.

American Stock Transfer & Trust Company, LLC is the paying agent (the “Paying Agent”) and the registrar and transfer agent (the “Registrar and Transfer Agent”) for each series of the Atlas preferred shares.
Ranking
Each series of Atlas preferred shares ranks:
•senior to (i) all classes of common shares and (ii) any other class or series of capital stock established by Atlas’ board of directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Atlas preferred shares as to dividend distributions and distributions upon any liquidation event (collectively referred to with Atlas common shares as “Junior Securities”);
•on a parity with (i) each series of Atlas preferred shares and (iv) any other class or series of capital stock established by Atlas’ board of directors, the terms of which class or series are not expressly subordinated or senior to the Atlas preferred shares as to dividend distributions and distributions upon any liquidation event (collectively referred to as “Parity Securities”); and
•junior to any other class or series of capital stock established by Atlas’ board of directors, the terms of which class or series expressly provide that it ranks senior to the Atlas preferred shares as to dividend distributions and distributions upon any Liquidation Event (collectively referred to as “Senior Securities”).
Under each Statement of Designation of the Atlas preferred shares, Atlas may issue Junior Securities from time to time in one or more series without the consent of the holders of the Atlas preferred shares. Atlas’ board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Atlas’ board of directors will also determine the number of shares constituting each series of securities. Atlas’ ability to issue additional Parity Securities or Senior Securities is limited as described under each of “—Series D Preferred Shares—Voting Rights”, “—Series H Preferred Shares—Voting Rights”, and “—Series I Preferred Shares—Voting Rights” below.
Net Worth Covenant
The Statement of Designation related to each series of Atlas preferred shares includes a restrictive covenant that Atlas shall not permit the Net Worth to Preferred Stock Ratio (as defined below) to be less than or equal to 1.00.
Atlas will not declare, pay or set apart for payment any cash dividend on any Junior Securities unless Atlas is in compliance with the foregoing covenant. Compliance with the foregoing covenant shall be measured on the last day of each of Atlas’ fiscal quarters. Within 60 days after the end of each fiscal quarter, Atlas shall deliver to the Registrar and Transfer Agent an officer’s certificate confirming compliance with the covenant described above. Each such certificate will be made available to the holders of Atlas preferred shares upon request to the Registrar and Transfer Agent. Atlas shall mail, within five Business Days of the discovery thereof, to all holders of Atlas preferred shares and the Registrar and Transfer Agent, notice of any default in compliance with the covenant described above
For purposes of the Net Worth to Preferred Stock Ratio covenant, the following definitions shall apply:
“Cash and Cash Equivalents” means, as of a given date, Atlas’ cash and cash equivalents as determined in accordance with U.S. GAAP.
“Common Stock” means any of Atlas’ capital stock that is not Preferred Stock.
“Intangible Assets” means, in respect of Atlas as of a given date, the intangible assets of Atlas of the types, if any, presented in Atlas’ consolidated balance sheet.
“Net Worth” means, as of a given date, the result of, without duplication:
(a)Total Assets, less
(b)Intangible Assets, less
(c)Total Borrowings (without giving effect to any fair value adjustments pursuant to the Financial Accounting Standards Board Accounting Standards Codification 820).
“Net Worth to Preferred Stock Ratio” means, as of a given date, the result of dividing (x) Net Worth as of such date by (y) the aggregate Preferred Stock Amount as of such date.
“Non-Recourse Liabilities” means, in respect of Atlas as of a given date, the non-recourse liabilities as described in subparts (a)-(h) of the definition of Total Borrowings and of the types, if any, presented in Atlas’ consolidated financial statements.

“Preferred Stock” means any of Atlas’ capital stock, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of Atlas’ affairs, over shares of Atlas’ Common Stock.
“Preferred Stock Amount” means, in respect of any series of Preferred Stock, the sum, without duplication, of (x) the aggregate liquidation preference of the outstanding shares of such Preferred Stock as of the relevant measurement date and (y) the aggregate amount of any accumulated and unpaid dividends or other distributions in respect of the outstanding shares of such Preferred Stock as of the relevant measurement date.
“Total Assets” means, in respect of Atlas on a consolidated basis, as of a given date the aggregate of the following, without duplication:
(a)all of the assets of Atlas of the types presented on its consolidated balance sheet; less
(b)Cash and Cash Equivalents; less
(c)Non-Recourse Liabilities; and less
(d)assets under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that Atlas is required to record on its books under U.S. GAAP even though Atlas is not the legal owner of the vessel or legally obligated to take delivery of the vessel.
“Total Borrowings” means, in respect of Atlas on a consolidated basis, as of a given date the aggregate of the following, without duplication:
(a)the outstanding principal amount of any moneys borrowed; plus
(b)the outstanding principal amount of any acceptance under any acceptance credit; plus
(c)the outstanding principal amount of any bond, note, debenture or other similar instrument; plus
(d)the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with U.S. GAAP, be treated as a finance or capital lease; plus
(e)the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under U.S. GAAP); plus
(f)the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus
(g)any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; plus
(h)the outstanding principal amount of any indebtedness of any person of a type referred to in the above clauses of this definition which is the subject of a guarantee given by Atlas to the extent that such guaranteed indebtedness is determined and given a value in respect of Atlas on a consolidated basis in accordance with U.S. GAAP; less
(i)Cash and Cash Equivalents; less
(j)Non-Recourse Liabilities.
Notwithstanding the foregoing, “Total Borrowings” shall not include any of the following:
(a)indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations; and
(b)indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that Atlas is required to record on its books under U.S. GAAP even though Atlas is not the legal owner of the vessel or legally obligated to take delivery of the vessel.
“U.S. GAAP” means generally accepted accounting principles in the United States of America.
No Sinking Fund
None of the Atlas preferred shares have the benefit of any sinking fund.

Exchange Listing
Atlas outstanding preferred shares are listed on the NYSE under the symbols “ATCO-PD,” “ATCO-PH,” and “ATCO-PI,” respectively. For a further description of each series of Atlas preferred shares, see “—Series D Preferred Shares”, “—Series H Preferred Shares”, and “—Series I Preferred Shares” below.
Series D Preferred Shares
The following description of the Series D Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of Atlas articles of incorporation, including the Series D Statement of Designation designating the Series D Preferred Shares and setting forth the rights, preferences and limitations of the Series D Preferred Shares.
General
There are 20,000,000 Series D Preferred Shares authorized.
The Series D Preferred Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose. The Series D Preferred Shares will represent perpetual equity interests in Atlas and will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series D Preferred Shares will rank junior to all of Atlas’ indebtedness and other liabilities with respect to assets available to satisfy claims against Atlas.
The Series D Preferred Shares will not be convertible into common shares or other of Atlas’ securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series D Preferred Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Series D Preferred Shares will be subject to redemption, in whole or in part, at Atlas’ option. See “—Redemption.”
Liquidation Rights
The holders of outstanding Series D Preferred Shares will be entitled, in the event of any liquidation, dissolution or winding up of Atlas’ affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of Atlas common shares or any other Junior Securities. A consolidation or merger of Atlas with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of Atlas’ affairs for this purpose. In the event that Atlas’ assets available for distribution to holders of the outstanding Series D Preferred Shares and any Parity Securities are insufficient to permit payment of all required amounts, Atlas’ assets then remaining will be distributed among the Series D Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series D Preferred Shares and Parity Securities, Atlas’ remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.
Voting Rights
The Series D Preferred Shares will have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly dividends, whether consecutive or not, payable on the Series D Preferred Shares are in arrears, the holders of the Series D Preferred Shares will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect one member of Atlas’ board of directors, and the size of Atlas’ board of directors will be increased as needed to accommodate such change (unless the size of Atlas’ board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series D Preferred Shares voted as a class for the election of such director). The right of such holders of Series D Preferred Shares to elect a member of Atlas’ board of directors will continue until such time as all dividends accumulated and in arrears on the Series D Preferred Shares have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series D Preferred Shares and any other Parity Securities to vote as a class for such director, the term of office of the director then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series D Preferred Shares and any other Parity Securities shall be entitled to one vote on any matter before Atlas’ board of directors.
Unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series D Preferred Shares, voting as a single class, Atlas may not adopt any amendment to its articles of incorporation that adversely alters the preferences, powers or rights of the Series D Preferred Shares.
In addition, unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series D Preferred Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, Atlas may not: (i) issue any Parity Securities or

Senior Securities if the cumulative dividends payable on outstanding Series D Preferred Shares are in arrears; or (ii) create or issue any Senior Securities.
On any matter described above in which the holders of the Series D Preferred Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series D Preferred Shares held by Atlas or any of Atlas’ subsidiaries or affiliates will not be entitled to vote.
Dividends
General
Holders of Series D Preferred Shares will be entitled to receive, when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose, cumulative cash dividends from the original issue date.
Dividend Rate
Dividends on the Series D Preferred Shares will be cumulative, commencing on the original issue date, and payable on each Dividend Payment Date, when, as and if declared by Atlas’ board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends on the Series D Preferred Shares will accrue at a rate of 7.95% per annum per $25.00 stated liquidation preference per Series D Preferred Share.
Dividend Payment Dates
The “Dividend Payment Dates” for the Series D Preferred Shares will be each January 30, April 30, July 30 and October 30. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable dividend rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series D Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.
“Business Day” means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.
Payment of Dividends
Not later than the close of business, New York City time, on each Dividend Payment Date, Atlas will pay those dividends, if any, on the Series D Preferred Shares that have been declared by Atlas’ board of directors to the holders of such shares as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, or Record Date, will be the Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by Atlas’ board of directors in accordance with Atlas bylaws then in effect and the Series D Statement of Designation.
So long as the Series D Preferred Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series D Preferred Shares in accordance with the instructions of such beneficial owners.
No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series D Preferred Shares and any Parity Securities through the most recent respective dividend payment dates and (b) Atlas is in compliance with the Net Worth to Preferred Stock Ratio described above. Accumulated dividends in arrears for any past dividend period may be declared by Atlas’ board of directors and paid on any date fixed by Atlas’ board of directors, whether or not a Dividend Payment Date, to holders of the Series D Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series D Preferred Shares and any Parity Securities have not been declared and paid, or if sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears on the Series D Preferred Shares and any Parity Securities will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series D Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series D Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series D Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series D Preferred Shares.

Redemption
Optional Redemption
Atlas may redeem, at its option, in whole or in part, the Series D Preferred Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose.
Redemption Procedures
Atlas will give notice of any redemption by mail, postage prepaid, not less than 15 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (a) the redemption date, (b) the number of Series D Preferred Shares to be redeemed and, if less than all outstanding Series D Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (c) the redemption price, (d) the place where the Series D Preferred Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (e) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series D Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by Atlas, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series D Preferred Shares are held of record by the nominee of the Securities Depository, Atlas will give notice, or cause notice to be given, to the Securities Depository of the number of Series D Preferred Shares to be redeemed, and the Securities Depository will determine the number of Series D Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series D Preferred Shares for its own account). A participant may determine to redeem Series D Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series D Preferred Shares from the accounts of other beneficial owners.
So long as the Series D Preferred Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If Atlas gives or causes to be given a notice of redemption, then Atlas will deposit with the Paying Agent funds sufficient to redeem the Series D Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless Atlas defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as Atlas’ shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. Atlas will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by Atlas for any reason, including, but not limited to, redemption of Series D Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to Atlas upon Atlas’ written request, after which repayment the holders of the Series D Preferred Shares entitled to such redemption or other payment shall have recourse only to Atlas.
If only a portion of the Series D Preferred Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series D Preferred Shares represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series D Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by Atlas with the Paying Agent.

Atlas and its affiliates may from time to time purchase the Series D Preferred Shares, subject to compliance with all applicable securities and other laws. Neither Atlas nor any of its affiliates has any obligation, or any present plan or intention, to purchase any Series D Preferred Shares. Any shares repurchased and cancelled by Atlas will revert to the status of authorized but unissued preferred shares, undesignated as to series.
Notwithstanding the foregoing, in the event that full cumulative dividends on the Series D Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, Atlas may not repurchase, redeem or otherwise acquire, in whole or in part, any Series D Preferred Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series D Preferred Shares and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.
Book-Entry System
All Series D Preferred Shares will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by Atlas) or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series D Preferred Shares will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series D Preferred Shares will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and Atlas has not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by Atlas to holders of the Series D Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series D Preferred Shares, each holder of Series D Preferred Shares must rely on (a) the procedures of the Securities Depository and its participants to receive dividends, distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series D Preferred Shares and (b) the records of the Securities Depository and its participants to evidence its ownership of such Series D Preferred Shares.
The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series D Preferred Shares, whether as a holder of the Series D Preferred Shares for its own account or as a nominee for another holder of the Series D Preferred Shares.
Series H Preferred Shares
The following description of the Series H Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of Atlas articles of incorporation, including the Series H Statement of Designation designating the Series H Preferred Shares and setting forth the rights, preferences and limitations of the Series H Preferred Shares.
General
There are 15,000,000 Series H Preferred Shares authorized.
The Series H Preferred Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose. The Series H Preferred Shares will represent perpetual equity interests in Atlas and will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series H Preferred Shares will rank junior to all of Atlas’ indebtedness and other liabilities with respect to assets available to satisfy claims against Atlas.
The Series H Preferred Shares will not be convertible into common shares or other of Atlas’ securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series H Preferred Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Series H Preferred Shares will be subject to redemption, in whole or in part, at Atlas’ option commencing on August 11, 2021. See “—Redemption.”
Liquidation Rights
The holders of outstanding Series H Preferred Shares will be entitled, in the event of any liquidation, dissolution or winding up of Atlas’ affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of Atlas common shares or any other Junior Securities. A consolidation or merger of Atlas with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of Atlas’ affairs for this purpose. In the event that Atlas’ assets available for distribution to holders of the outstanding Series

H Preferred Shares and any Parity Securities are insufficient to permit payment of all required amounts, Atlas’ assets then remaining will be distributed among the Series H Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series H Preferred Shares and Parity Securities, Atlas’ remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.
Voting Rights
The Series H Preferred Shares will have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly dividends, whether consecutive or not, payable on the Series H Preferred Shares are in arrears, the holders of the Series H Preferred Shares will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect one member of Atlas’ board of directors, and the size of Atlas’ board of directors will be increased as needed to accommodate such change (unless the size of Atlas’ board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series H Preferred Shares voted as a class for the election of such director). The right of such holders of Series H Preferred Shares to elect a member of Atlas’ board of directors will continue until such time as all dividends accumulated and in arrears on the Series H Preferred Shares have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series H Preferred Shares and any other Parity Securities to vote as a class for such director, the term of office of the director then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series H Preferred Shares and any other Parity Securities shall be entitled to one vote on any matter before Atlas’ board of directors.
Unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Shares, voting as a single class, Atlas may not adopt any amendment to its articles of incorporation that adversely alters the preferences, powers or rights of the Series H Preferred Shares.
In addition, unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, Atlas may not:
issue any Parity Securities or Senior Securities if the cumulative dividends payable on outstanding Series H Preferred Shares are in arrears; or
create or issue any Senior Securities.
On any matter described above in which the holders of the Series H Preferred Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series H Preferred Shares held by Atlas or any of Atlas’ subsidiaries or affiliates will not be entitled to vote.
Dividends
General
Holders of Series H Preferred Shares will be entitled to receive, when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose, cumulative cash dividends from the original issue date.
Dividend Rate
Dividends on the Series H Preferred Shares will be cumulative, commencing on the original issue date, and payable on each Dividend Payment Date, when, as and if declared by Atlas’ board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends on the Series H Preferred Shares will accrue at a rate of 7.875% per annum per $25.00 stated liquidation preference per Series H Preferred Share.
Dividend Payment Dates
The “Dividend Payment Dates” for the Series H Preferred Shares will be each January 30, April 30, July 30 and October 30. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable dividend rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series H Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.
“Business Day” means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Payment of Dividends
Not later than the close of business, New York City time, on each Dividend Payment Date, Atlas will pay those dividends, if any, on the Series H Preferred Shares that have been declared by Atlas’ board of directors to the holders of such shares as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, or Record Date, will be the Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by Atlas’ board of directors in accordance with Atlas bylaws then in effect and the Series H Statement of Designation. So long as the Series H Preferred Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series H Preferred Shares in accordance with the instructions of such beneficial owners.
No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series H Preferred Shares and any Parity Securities through the most recent respective dividend payment dates and (b) Atlas is in compliance with the Net Worth to Preferred Stock Ratio described above. Accumulated dividends in arrears for any past dividend period may be declared by Atlas’ board of directors and paid on any date fixed by Atlas’ board of directors, whether or not a Dividend Payment Date, to holders of the Series H Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series H Preferred Shares and any Parity Securities have not been declared and paid, or if sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears on the Series H Preferred Shares and any Parity Securities will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series H Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series H Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series H Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series H Preferred Shares.
Redemption
Optional Redemption
Commencing on August 11, 2021, Atlas may redeem, at its option, in whole or in part, the Series H Preferred Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose.
Redemption Procedures
Atlas will give notice of any redemption by mail, postage prepaid, not less than 15 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (a) the redemption date, (b) the number of Series H Preferred Shares to be redeemed and, if less than all outstanding Series H Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (c) the redemption price, (d) the place where the Series H Preferred Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (e) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series H Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by Atlas, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series H Preferred Shares are held of record by the nominee of the Securities Depository, Atlas will give notice, or cause notice to be given, to the Securities Depository of the number of Series H Preferred Shares to be redeemed, and the Securities Depository will determine the number of Series H Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series H Preferred Shares for its own account). A participant may determine to redeem Series H Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series H Preferred Shares from the accounts of other beneficial owners.

So long as the Series H Preferred Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If Atlas gives or causes to be given a notice of redemption, then Atlas will deposit with the Paying Agent funds sufficient to redeem the Series H Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless Atlas defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as Atlas’ shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. Atlas will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by Atlas for any reason, including, but not limited to, redemption of Series H Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to Atlas upon Atlas’ written request, after which repayment the holders of the Series H Preferred Shares entitled to such redemption or other payment shall have recourse only to Atlas.
If only a portion of the Series H Preferred Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series H Preferred Shares represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series H Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by Atlas with the Paying Agent.
Atlas and its affiliates may from time to time purchase the Series H Preferred Shares, subject to compliance with all applicable securities and other laws. Neither Atlas nor any of its affiliates has any obligation, or any present plan or intention, to purchase any Series H Preferred Shares. Any shares repurchased and cancelled by Atlas will revert to the status of authorized but unissued preferred shares, undesignated as to series.
Notwithstanding the foregoing, in the event that full cumulative dividends on the Series H Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, Atlas may not repurchase, redeem or otherwise acquire, in whole or in part, any Series H Preferred Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series H Preferred Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series H Preferred Shares and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.
Book-Entry System
All Series H Preferred Shares will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by Atlas), or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series H Preferred Shares will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series H Preferred Shares will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and Atlas has not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by Atlas to holders of the Series H Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series H Preferred Shares, each holder of Series H Preferred Shares must rely on (a) the procedures of the Securities Depository and its participants to receive dividends, distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series H Preferred Shares and (b) the records of the Securities Depository and its participants to evidence its ownership of such Series H Preferred Shares.
The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The

Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e. ownership interests) held by its participants in the Series H Preferred Shares, whether as a holder of the Series H Preferred Shares for its own account or as a nominee for another holder of the Series H Preferred Shares.
Series I Preferred Shares
The following description of the Series I Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of Atlas articles of incorporation, including the Series I Statement of Designation designating the Series I Preferred Shares and setting forth the rights, preferences and limitations of the Series I Preferred Shares.
General
There are 6,000,000 Series I Preferred Shares authorized.
The Series I Preferred Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose. The Series I Preferred Shares will represent perpetual equity interests in Atlas and will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series I Preferred Shares will rank junior to all of Atlas’ indebtedness and other liabilities with respect to assets available to satisfy claims against Atlas.
The Series I Preferred Shares will not be convertible into common shares or other of Atlas’ securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series I Preferred Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Series I Preferred Shares are subject to redemption, in whole or in part, at Atlas’ option commencing on October 30, 2023. See “—Redemption.”
Liquidation Rights
The holders of outstanding Series I Preferred Shares will be entitled, in the event of any liquidation, dissolution or winding up of Atlas’ affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of Atlas common shares or any other Junior Securities. A consolidation or merger of Atlas with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of Atlas’ affairs for this purpose. In the event that Atlas’ assets available for distribution to holders of the outstanding Series I Preferred Shares and any Parity Securities are insufficient to permit payment of all required amounts, Atlas’ assets then remaining will be distributed among the Series I Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series I Preferred Shares and Parity Securities, Atlas’ remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.
Voting Rights
The Series I Preferred Shares will have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly dividends, whether consecutive or not, payable on the Series I Preferred Shares are in arrears, the holders of the Series I Preferred Shares will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect one member of Atlas’ board of directors, and the size of Atlas’ board of directors will be increased as needed to accommodate such change (unless the size of Atlas’ board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series I Preferred Shares voted as a class for the election of such director). The right of such holders of Series I Preferred Shares to elect a member of Atlas’ board of directors will continue until such time as all dividends accumulated and in arrears on the Series I Preferred Shares have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series I Preferred Shares and any other Parity Securities to vote as a class for such director, the term of office of the director then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series I Preferred Shares and any other Parity Securities shall be entitled to one vote on any matter before Atlas’ board of directors.
Unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series I Preferred Shares, voting as a single class, Atlas may not adopt any amendment to its articles of incorporation that adversely alters the preferences, powers or rights of the Series I Preferred Shares.
In addition, unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series I Preferred Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, Atlas may not:

•issue any Parity Securities or Senior Securities if the cumulative dividends payable on outstanding Series I Preferred Shares are in arrears; or
•create or issue any Senior Securities.
On any matter described above in which the holders of the Series I Preferred Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series I Preferred Shares held by Atlas or any of Atlas’ subsidiaries or affiliates will not be entitled to vote
Dividends
General
Holders of Series I Preferred Shares will be entitled to receive, when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose, cumulative cash dividends from the original issue date.
Dividend Rate
Dividends on the Series H Preferred Shares will be cumulative, commencing on the original issue date, and payable on each Dividend Payment Date, when, as and if declared by Atlas’ board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividents on the Series H Preferred Shares will accure at a rate of 7.875% per annum per $25.00 stated liquidation preference per Series H Preferred Share.
Dividend Payment Dates
The “Dividend Payment Dates” for the Series H Preferred Shares will be each January 30, April 30, July 30 and October 30. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable dividend rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series H Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.
“Business Day” means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.
Payment of Dividends
Not later than the close of business, New York City time, on each Dividend Payment Date, Atlas will pay those dividends, if any, on the Series H Preferred Shares that have been declared by Atlas’ board of directors to the holders of such shares as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, or Record Date, will be the Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by Atlas’ board of directors in accordance with Atlas bylaws then in effect and the Series H Statement of Designation. So long as the Series H Preferred Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series H Preferred Shares in accordance with the instructions of such beneficial owners.
No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series H Preferred Shares and any Parity Securities through the most recent respective dividend payment dates and (b) Atlas is in compliance with the Net Worth to Preferred Stock Ratio described above. Accumulated dividends in arrears for any past dividend period may be declared by Atlas’ board of directors and paid on any date fixed by Atlas’ board of directors, whether or not a Dividend Payment Date, to holders of the Series H Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series H Preferred Shares and any Parity Securities have not been declared and paid, or if sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears on the Series H Preferred Shares and any Parity Securities will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series H Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series H Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series H Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series H Preferred Shares.

Redemption
Optional Redemption
Commencing on October 30, 2023, Atlas may redeem, at Atlas’ option, in whole or in part, the Series I Preferred Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose.
Redemption Procedures
Atlas will give notice of any redemption by mail, postage prepaid, not less than 15 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (a) the redemption date, (b) the number of Series I Preferred Shares to be redeemed and, if less than all outstanding Series I Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (c) the redemption price, (d) the place where the Series I Preferred Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (e) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series I Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by Atlas, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series I Preferred Shares are held of record by the nominee of the Securities Depository, Atlas will give notice, or cause notice to be given, to the Securities Depository of the number of Series I Preferred Shares to be redeemed, and the Securities Depository will determine the number of Series I Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series I Preferred Shares for its own account). A participant may determine to redeem Series I Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series I Preferred Shares from the accounts of other beneficial owners.
So long as the Series I Preferred Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If Atlas gives or causes to be given a notice of redemption, then Atlas will deposit with the Paying Agent funds sufficient to redeem the Series I Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless Atlas defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as Atlas’ shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. Atlas will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by Atlas for any reason, including, but not limited to, redemption of Series I Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to Atlas upon Atlas’ written request, after which repayment the holders of the Series I Preferred Shares entitled to such redemption or other payment shall have recourse only to Atlas.
If only a portion of the Series I Preferred Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series I Preferred Shares represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series I Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by Atlas with the Paying Agent.

Atlas and its affiliates may from time to time purchase the Series I Preferred Shares, subject to compliance with all applicable securities and other laws. Neither Atlas nor any of its affiliates has any obligation, or any present plan or intention, to purchase any Series I Preferred Shares. Any shares repurchased and cancelled by Atlas will revert to the status of authorized but unissued preferred shares, undesignated as to series.
Notwithstanding the foregoing, in the event that full cumulative dividends on the Series I Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, Atlas may not repurchase, redeem or otherwise acquire, in whole or in part, any Series I Preferred Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series I Preferred Shares and any Parity for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.
Book-Entry System
All Series I Preferred Shares will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by Atlas), or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series I Preferred Shares will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series I Preferred Shares will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and Atlas has not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by Atlas to holders of the Series I Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series I Preferred Shares, each holder of Series I Preferred Shares must rely on (a) the procedures of the Securities Depository and its participants to receive dividends, distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series I Preferred Shares and (b) the records of the Securities Depository and its participants to evidence its ownership of such Series I Preferred Shares.
The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e. ownership interests) held by its participants in the Series H Preferred Shares, whether as a holder of the Series I Preferred Shares for its own account or as a nominee for another holder of the Series H Preferred Shares.
Series I Preferred Shares
The following description of the Series I Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of Atlas articles of incorporation, including the Series I Statement of Designation designating the Series I Preferred Shares and setting forth the rights, preferences and limitations of the Series I Preferred Shares.
General
There are 6,000,000 Series I Preferred Shares authorized.
The Series I Preferred Shares will entitle the holders thereof to receive cumulative cash dividends when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose. The Series I Preferred Shares will represent perpetual equity interests in Atlas and will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series I Preferred Shares will rank junior to all of Atlas’ indebtedness and other liabilities with respect to assets available to satisfy claims against Atlas.
The Series I Preferred Shares will not be convertible into common shares or other of Atlas’ securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series I Preferred Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Series I Preferred Shares are subject to redemption, in whole or in part, at Atlas’ option commencing on October 30, 2023. See “—Redemption.”
Liquidation Rights
The holders of outstanding Series I Preferred Shares will be entitled, in the event of any liquidation, dissolution or winding up of Atlas’ affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of Atlas common shares or any other Junior Securities. A consolidation or merger of Atlas with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of Atlas’ affairs for this purpose. In the event that Atlas’ assets available for distribution to holders of the outstanding Series I Preferred Shares and any Parity Securities are insufficient to permit payment of all required amounts, Atlas’ assets then remaining will be distributed among the Series I Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series I Preferred Shares and Parity Securities, Atlas’ remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.
Voting Rights
The Series I Preferred Shares will have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly dividends, whether consecutive or not, payable on the Series I Preferred Shares are in arrears, the holders of the Series I Preferred Shares will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect one member of Atlas’ board of directors, and the size of Atlas’ board of directors will be increased as needed to accommodate such change (unless the size of Atlas’ board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series I Preferred Shares voted as a class for the election of such director). The right of such holders of Series I Preferred Shares to elect a member of Atlas’ board of directors will continue until such time as all dividends accumulated and in arrears on the Series I Preferred Shares have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series I Preferred Shares and any other Parity Securities to vote as a class for such director, the term of office of the director then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series I Preferred Shares and any other Parity Securities shall be entitled to one vote on any matter before Atlas’ board of directors.
Unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series I Preferred Shares, voting as a single class, Atlas may not adopt any amendment to its articles of incorporation that adversely alters the preferences, powers or rights of the Series I Preferred Shares.
In addition, unless Atlas has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series I Preferred Shares, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, Atlas may not:
•issue any Parity Securities or Senior Securities if the cumulative dividends payable on outstanding Series I Preferred Shares are in arrears; or
•create or issue any Senior Securities.
On any matter described above in which the holders of the Series I Preferred Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series I Preferred Shares held by Atlas or any of Atlas’ subsidiaries or affiliates will not be entitled to vote
Dividends
General
Holders of Series I Preferred Shares will be entitled to receive, when, as and if declared by Atlas’ board of directors out of legally available funds for such purpose, cumulative cash dividends from the original issue date.
Dividend Rate
Dividends on the Series I Preferred Shares will be cumulative, commencing on the original issue date, and payable on each Dividend Payment Date, when, as and if declared by Atlas’ board of directors or any authorized committee thereof out of legally available funds for such purpose. Up to, but excluding, October 30, 2023 (the “Fixed Rate Period”) dividends on the Series I Preferred Shares will accrue at a rate of 8.00% per annum per $25.00 stated liquidation preference per Series I Preferred Shares. From and including October 30, 2023 (the “Floating Rate Period”), the dividend rate will be a floating rate equal to the Three-Month LIBOR Rate (as defined below) plus a spread of 5.008% per annum per $25.00 stated liquidation preference per Series I Preferred Share.
For each Dividend Period during the Floating Rate Period, the “Three-Month LIBOR Rate” will be determined by Atlas, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
•the Three-Month LIBOR Rate will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then Atlas will select four nationally-recognized banks in the London interbank market and request that the principal

London officers of those four selected banks provide Atlas with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in Atlas’ discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such
Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York, selected by Atlas, for loans in U.S. dollars to nationally-recognized European banks (as selected by Atlas), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in Atlas’ discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, Atlas will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such Dividend Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the Three-Month LIBOR Rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the immediately preceding sentence, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Three-Month LIBOR Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
Notwithstanding the foregoing:
•If Atlas determines on the relevant Dividend Determination Date that the Three-Month LIBOR Rate has been discontinued, then Atlas will appoint a Calculation Agent and the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the Three-Month LIBOR Rate, provided that if the Calculation Agent determines there is an industry-accepted substitute or successor base rate, then the Calculation Agent shall use such substitute or successor base rate, and
•If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine what business day convention to use, the definition of business day, the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Three-Month LIBOR Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
“Calculation Agent” means a third party independent financial institution of national standing with experience providing such services, which has been selected by Atlas.
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

Dividend Payment Dates
The “Dividend Payment Dates” for the Series I Preferred Shares will be each January 30, April 30, July 30 and October 30. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable dividend rate. If any Dividend Payment Date during the Fixed Rate Period otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends for the period between the Dividend Payment date and such immediately succeeding Business Day. If any Dividend Payment Date during the Floating Rate Period otherwise would fall on a day that is not a Business Day, then the Dividend Payment Date will be the immediately succeeding Business Day. If any such Dividend Payment Date is postponed during the Floating Rate Period as described in the immediately preceding sentence, the amount of the dividend for the relevant Dividend Period will be adjusted accordingly. Dividends payable on the Series I Preferred Shares for any Dividend Period during the Fixed Rate Period will be calculated based on a 360-day year consisting of twelve 30-day months. Dividends payable on the Series I Preferred Shares for any Dividend Period during the Floating Rate Period will be calculated based on a 360-day year and the number of days actually elapsed during such Dividend Period.
“Business Day” means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.
Payment of Dividends
Not later than the close of business, New York City time, on each Dividend Payment Date, Atlas will pay those dividends, if any, on the Series I Preferred Shares that have been declared by Atlas’ board of directors to the holders of such shares as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, or the Record Date, will be the Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by Atlas’ board of directors in accordance with Atlas bylaws then in effect and the Series I Statement of Designation.
So long as the Series I Preferred Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series I Preferred Shares in accordance with the instructions of such beneficial owners.
No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless (a) full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series I Preferred Shares and any Parity Securities through the most recent respective dividend payment dates and (b) Atlas is in compliance with the Net Worth to Preferred Stock Ratio described above. Accumulated dividends in arrears for any past dividend period may be declared by Atlas’ board of directors and paid on any date fixed by Atlas’ board of directors, whether or not a Dividend Payment Date, to holders of the Series I Preferred Shares on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series I Preferred Shares and any Parity Securities have not been declared and paid, or if sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears on the Series I Preferred Shares and any Parity Securities will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series I Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series I Preferred Shares and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series I Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “—Dividends—Dividend Rate,” no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series I Preferred Shares.
Redemption
Optional Redemption
Commencing on October 30, 2023, Atlas may redeem, at Atlas’ option, in whole or in part, the Series I Preferred Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose.

Redemption Procedures
Atlas will give notice of any redemption by mail, postage prepaid, not less than 15 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on Atlas’ stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (a) the redemption date, (b) the number of Series I Preferred Shares to be redeemed and, if less than all outstanding Series I Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (c) the redemption price, (d) the place where the Series I Preferred Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (e) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.
If fewer than all of the outstanding Series I Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by Atlas, and such shares will be redeemed by such method of selection as the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. So long as all Series I Preferred Shares are held of record by the nominee of the Securities Depository, Atlas will give notice, or cause notice to be given, to the Securities Depository of the number of Series I Preferred Shares to be redeemed, and the Securities Depository will determine the number of Series I Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series I Preferred Shares for its own account). A participant may determine to redeem Series I Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series I Preferred Shares from the accounts of other beneficial owners.
So long as the Series I Preferred Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.
If Atlas gives or causes to be given a notice of redemption, then Atlas will deposit with the Paying Agent funds sufficient to redeem the Series I Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless Atlas defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as Atlas’ shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. Atlas will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by Atlas for any reason, including, but not limited to, redemption of Series I Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to Atlas upon Atlas’ written request, after which repayment the holders of the Series I Preferred Shares entitled to such redemption or other payment shall have recourse only to Atlas.
If only a portion of the Series I Preferred Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series I Preferred Shares represented by the surrendered certificate that have not been called for redemption.
Notwithstanding any notice of redemption, there will be no redemption of any Series I Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by Atlas with the Paying Agent.
Atlas and its affiliates may from time to time purchase the Series I Preferred Shares, subject to compliance with all applicable securities and other laws. Neither Atlas nor any of its affiliates has any obligation, or any present plan or intention, to purchase any Series I Preferred Shares. Any shares repurchased and cancelled by Atlas will revert to the status of authorized but unissued preferred shares, undesignated as to series.
Notwithstanding the foregoing, in the event that full cumulative dividends on the Series I Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, Atlas may not repurchase, redeem or otherwise acquire, in whole or in part, any Series I Preferred Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Shares and any Parity

Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series I Preferred Shares and any Parity for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.
Book-Entry System
All Series I Preferred Shares will be represented by a single certificate issued to The Depository Trust Company (and its successors or assigns or any other securities depository selected by Atlas), or the Securities Depository, and registered in the name of its nominee (initially, Cede & Co.). The Series I Preferred Shares will continue to be represented by a single certificate registered in the name of the Securities Depository or its nominee, and no holder of the Series I Preferred Shares will be entitled to receive a certificate evidencing such shares unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and Atlas has not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by Atlas to holders of the Series I Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series I Preferred Shares, each holder of Series I Preferred Shares must rely on (a) the procedures of the Securities Depository and its participants to receive dividends, distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series I Preferred Shares and (b) the records of the Securities Depository and its participants to evidence its ownership of such Series I Preferred Shares.
The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e. ownership interests) held by its participants in the Series I Preferred Shares, whether as a holder of the Series I Preferred Shares for its own account or as a nominee for another holder of the Series I Preferred Shares.
ATCO Notes
The ATCO Notes are issued under a base indenture, dated as of March 19, 2021 (the “Base Indenture”), between Atlas Corp., as issuer, and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture”), among Atlas Corp. and the Trustee. In this description, unless otherwise specified, the word “Indenture” shall be deemed to refer to the Base Indenture, as supplemented, amended or otherwise modified by the Supplemental Indenture. The terms of the Notes include those expressly set forth in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The following description is only a summary of certain provisions of the ATCO Notes and the Indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the ATCO Notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA and to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the TIA.
Definitions of capitalized terms used in this description and not defined elsewhere in this document are under the heading “—Certain Definitions and Interpretations.” For purposes of this section, references to “the Company,” “we,” “our” and “us” refer only to Atlas Corp. and not to its subsidiaries.
The registered holder of an ATCO Note is treated as the owner of it for all purposes. Only such holders have rights under the Indenture.
General
The ATCO Notes are issued under the Indenture.
The ATCO Notes were initially limited to $80.0 million in aggregate principal amount. The Indenture does not limit the amount of debt securities that we may issue under the Indenture and provides that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the ATCO Notes, issue debt securities having the same interest rate, maturity and other terms (except for the issue date, the issue price and the first interest payment date) as, and ranking equally and ratably with, the ATCO Notes. Any additional debt securities having such similar terms, together with the ATCO Notes, will constitute a single series of debt securities under the Indenture, including for purposes of voting and redemptions, and any additional debt securities issued as part of the same series as the ATCO Notes will be fungible with the ATCO Notes for United States federal income tax purposes. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the ATCO Notes.
Other than as described under “—Certain Covenants,” the Indenture and the terms of the ATCO Notes do not contain any covenants restricting the operation of our business, our ability to incur debt or grant liens on our assets or that are designed to afford holders of the ATCO Notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the ATCO Notes.

The ATCO Notes will mature on October 30, 2027 and bear interest at an annual rate of 7.125% per year.
Interest on the ATCO Notes began accruing on April 30, 2021. We will make interest payments on the ATCO Notes quarterly on January 30, April 30, July 30 and October 30 of each year (with the first payment having been made on July 30, 2021), to holders of record at the close of business on the January 15, April 15, July 15 or October 15 (whether or not that date is a business day), as the case may be, immediately preceding such interest payment date, and on the maturity date. Interest on the ATCO Notes is computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day. If the maturity date of the ATCO Notes falls on a day that is not a business day, the related payment of principal and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.
The ATCO Notes are not entitled to the benefit of any sinking fund.
The ATCO Notes were issued only in fully registered form without coupons and in minimum denominations of $25 and integral multiples of $25 in excess thereof. The ATCO Notes are represented by one or more global securities registered in the name of a nominee of DTC. Except as described under “—Book-entry System; Delivery and Form,” the ATCO Notes are not issuable in certificated form.
Ranking
The ATCO Notes are our unsubordinated unsecured obligations and will rank equally in right of payment with all our existing and future unsubordinated unsecured indebtedness.
The ATCO Notes will rank senior in right of payment to all of our existing and future subordinated indebtedness.
The ATCO Notes will effectively rank junior to our current and any future secured indebtedness incurred by us, to the extent of the value of the assets securing such indebtedness. As of December 31, 2021, we had approximately $6.5 billion aggregate principal amount of debt outstanding, including capital lease obligations. Of such amount, $4.2 billion was secured debt and capital lease obligations. The ATCO Notes are unsecured obligations and are effectively subordinated to our secured debt and secured debt of our subsidiaries.
The ATCO Notes are obligations solely of the Company and are not be guaranteed by any of our subsidiaries. Accordingly, the ATCO Notes will effectively rank junior to all liabilities of our subsidiaries. We derive all of our operating income and cash flow from our investments in our subsidiaries. Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the ATCO Notes. As a result, the ATCO Notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, other than us, of our subsidiaries. See “Risk Factors—Risks Relating to the ATCO Notes.”
Listing
The ATCO Notes are listed on The Nasdaq Global Market. Trading in the ATCO Notes began in May 2021.
Trading Characteristics
The ATCO Notes trade at a price that takes into account the value, if any, of accrued but unpaid interest; thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the ATCO Notes that is not included in the trading price thereof. Any portion of the trading price of an ATCO Note received that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the ATCO Note.
Additional Amounts
All payments made by or on behalf of the Company under or with respect to the ATCO Notes are made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) unless the withholding or deduction of such Taxes is required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of the government of the Republic of Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Company (including any successor entity) is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (including, without limitation, the jurisdiction of each paying agent) (each a “Specified Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the ATCO Notes, the Company will pay such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by a holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:
(1)any Taxes that would not have been so imposed but for the holder or beneficial owner of the ATCO Notes having any present or former connection with the Specified Tax Jurisdiction (other than the mere acquisition, ownership, holding, enforcement or receipt of payment in respect of the ATCO Notes);
(2)any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;
(3)any Taxes payable other than by deduction or withholding from payments under, or with respect to, the ATCO Notes;
(4)any Taxes imposed as a result of the failure of the holder or beneficial owner of the ATCO Notes to complete, execute and deliver to the Company any form or document to the extent applicable to such holder or beneficial owner that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Company in order to enable the Company to make payments on the ATCO Notes without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount, which form or document will be delivered within 60 days of a written request therefor by the Company;
(5)any Taxes that would not have been so imposed but for the beneficiary of the payment having presented a note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);
(6)any Taxes imposed on or with respect to any payment by the Company to the holder if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note; or
(7)any combination of items (1) through (6) above.
If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the ATCO Notes, the Company will deliver to the Trustee and paying agent at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee and paying agent promptly thereafter but in no event later than two business days prior to the date of payment) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. The Trustee and paying agent will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and paying agent with documentation reasonably satisfactory to the Trustee and paying agent evidencing the payment of Additional Amounts.
The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Company will provide the Trustee and paying agent with an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee and paying agent evidencing the payment of the Taxes so withheld or deducted. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee and paying agent to the holders of the ATCO Notes.
Whenever in the Indenture there is referenced, in any context, the payment of amounts based upon the principal amount of the ATCO Notes or of principal, interest or any other amount payable under, or with respect to, the ATCO Notes, such reference will be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Company will indemnify a holder, within 10 business days after written demand therefor, for the full amount of any Taxes paid by such holder to a governmental authority of a Specified Tax Jurisdiction, on or with respect to any payment by or on account of any obligation of the Company to withhold or deduct an amount on account of Taxes for which the Company would have been obliged to pay Additional Amounts hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Company by a holder will be conclusive absent manifest error.
The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the ATCO Notes, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the ATCO Notes, and the Company will indemnify the holders for any such taxes paid by such holders.
The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or authority or agency thereof or therein.
Optional Redemption for Changes in Withholding Taxes
The Company may redeem the ATCO Notes, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), at a redemption price equal to 100% of the outstanding principal amount of the ATCO Notes, plus accrued and unpaid interest (if any) to, but not including, the applicable redemption date and all Additional Amounts (if any) then due and which will become due on the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), in the event that the Company determines in good faith that the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the ATCO Notes, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to the Company (including making payment through a paying agent located in another jurisdiction), as a result of:
(1)a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date of the Indenture; or
(2)any change in or amendment to any official position of a taxing authority in any Specified Tax Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the Indenture.
Notwithstanding the foregoing, no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts if a payment in respect of the ATCO Notes were then due. Before the Company publishes, mails or delivers notice of redemption of the ATCO Notes as described above, the Company will deliver to the Trustee and paying agent (a) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and (b) an opinion of independent legal counsel of recognized standing satisfactory to the Trustee and paying agent that the Company has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clause (1) or (2) of the preceding paragraph.
The Trustee and paying agent will accept and will be entitled to conclusively rely upon the Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they will be conclusive and binding on the holders.
Optional Redemption
In addition to the above, the ATCO Notes are redeemable at the option of the Company, in whole or in part, at any time on or after the second year anniversary of their date of issuance, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date.
If fewer than all of the ATCO Notes are to be redeemed, the particular Notes to be redeemed shall be selected: (i) by lot or such other similar method in accordance with applicable procedures of the depositary (if the ATCO Notes are global notes), or (ii) if there are no such requirements of the depositary, on a pro rata basis and in compliance with any applicable stock exchange rules.
Notice of redemption shall be irrevocable and on the redemption date, the ATCO Notes subject to redemption shall become due and payable at the redemption price, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such ATCO Notes shall cease to bear interest.
In addition to the foregoing, we or our affiliates may also purchase ATCO Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. ATCO Notes that we or they purchase may, at our discretion, be held, resold or canceled.
Certain Covenants
The Indenture includes the following restrictive covenants. Certain defined terms relevant to the covenants are set forth under “—Certain Definitions and Interpretations” below.

(a)Limitation on Borrowings.  The Company shall not permit Total Borrowings to equal or exceed 75% of Total Assets.
(b)Limitation on Minimum Net Worth.  The Company shall ensure that Net Worth always exceeds four hundred and fifty million dollars (US$450,000,000).
(c)Restricted Payments.  The Company will not, nor will the Company permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may make Restricted Payments payable solely in equity interests issued by the Company and not in cash, (b) a subsidiary of the Company may make Restricted Payments in cash to the Company or another subsidiary of the Company and in each case to other owners of the equity of such subsidiary on a pro rata basis and (c) the Company may make any other Restricted Payments in cash in accordance with applicable law so long as after giving effect thereto no default has occurred and is continuing and no default will result therefrom.
(d)Fundamental Changes.  The Company will not, nor will the Company permit any of its subsidiaries (other than an Immaterial Subsidiary) to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with the Company or its subsidiaries, or sell, transfer, lease (other than leases and charters in the ordinary course of business) or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of the Company, or all or any substantial part of the stock of any of its subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no default shall have occurred and be continuing:
(i)any subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation;
(ii)any subsidiary may merge into any other subsidiary in a transaction in which the consolidated ownership interest percentage in the surviving subsidiary is no less than the consolidated ownership interest percentage in either predecessor entity;
(iii)any subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another subsidiary;
(iv)any subsidiary may liquidate or dissolve if the board of directors of the Company determines in good faith that such liquidation or dissolution is in the Company’s best interests and is not materially disadvantageous to the holders of the ATCO Notes;
(v)the Company and any subsidiary may sell, transfer or otherwise dispose of any of the Company’s or its subsidiaries’ assets (in the ordinary course of business or otherwise) in any transaction or series of transactions so long as (A) the aggregate market value of all assets so sold, transferred, leased or otherwise disposed of under this clause (v) during any fiscal year does not exceed 25% of the aggregate market value of all of the Company’s and the Company’s subsidiaries’ assets, on a consolidated basis (excluding intercompany transactions), on the last day of the immediately preceding fiscal year and (B) the Company receives, or the relevant subsidiary receives, consideration at the time of such sale, transfer, lease or other disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the board of directors of the Company, of the assets subject to such sale, transfer, lease or other disposition;
(vi)the Company and any subsidiary may enter into any sale, transfer or disposition that is followed by the leasing back of the asset sold, transferred or disposed of; and
(vii)so long as no Change of Control would result therefrom, the Company and any subsidiary may acquire the assets or interests of any person by way of merger or consolidation.
Compliance with the foregoing covenants is measured on the last day of each of our fiscal quarters, commencing June 30, 2021. Within 60 days after the end of the first three fiscal quarters each fiscal year and within 120 days after the end of each fiscal year, the Company is required to deliver to the Trustee an officer’s certificate confirming compliance with each of the covenants described above. Each such certificate will be made available to the holders of the ATCO Notes upon request to the Trustee. The Company shall mail, within 10 Business Days of the discovery thereof, to all holders of the ATCO Notes and Trustee, notice of any default in compliance with the covenants described above.
Certain Definitions and Interpretations
For purposes of the foregoing provisions, the following definitions shall apply:

“Cash and Cash Equivalents” means, as of a given date, the Company’s cash and cash equivalents as determined in accordance with U.S. GAAP.
“Immaterial Subsidiary” means any subsidiary of Atlas Corp. that is not a Significant Subsidiary.
“Intangible Assets” means, in respect of Atlas Corp. as of a given date, the intangible assets of Atlas Corp. of the types, if any, presented in Atlas Corp.’s consolidated balance sheet.
“Net Worth” means, as of a given date, the result of, without duplication:
(a) Total Assets, less
(b) Intangible Assets, less
(c) Total Borrowings (without giving effect to any fair value adjustments pursuant to FASB’s Accounting Standards Codification 820).
“Non-Recourse Liabilities” means, in respect of Atlas Corp. or any subsidiary thereof as of a given date, the non-recourse liabilities as described in subparts (a)-(h) of the definition of Total Borrowings which neither Atlas Corp. nor any other subsidiary thereof provides any credit support of any kind to or is directly or indirectly liable as a guarantor or otherwise, other than a pledge of the equity interests in the Non-Recourse Subsidiary.
“Non-Recourse Subsidiary” means any subsidiary of Atlas Corp. that has only Non-Recourse Liabilities.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of or other ownership interests in the Company or any subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of or other ownership interests in the Company or any subsidiary or any option, warrant or other right to acquire any such shares of capital stock of or other ownership interests in the Company or any subsidiary.
“Significant Subsidiary” means the “significant subsidiaries” or any “significant subsidiary” of Atlas Corp., as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.
“Total Assets” means, in respect of Atlas Corp. on a consolidated basis, as of a given date the aggregate of the following, without duplication:
(a) all of the assets of Atlas Corp. of the types presented on its consolidated balance sheet; less
(b) Cash and Cash Equivalents; less
(c) Non-Recourse Liabilities; and less
(d) assets under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that Atlas Corp. is required to record on its books under U.S. GAAP even though Atlas Corp. is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.
“Total Borrowings” means, in respect of Atlas Corp. on a consolidated basis, as of a given date the aggregate of the following, without duplication:
(a) the outstanding principal amount of any moneys borrowed; plus
(b) the outstanding principal amount of any acceptance under any acceptance credit; plus
(c) the outstanding principal amount of any bond, note, debenture or other similar instrument; plus
(d) the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with U.S. GAAP, be treated as a finance or capital lease; plus
(e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under U.S. GAAP); plus
(f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus
(g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; plus
(h) the outstanding principal amount of any indebtedness of any person of a type referred to in the above clauses of this definition which is the subject of a guarantee given by Atlas Corp. to the extent that such guaranteed indebtedness is determined and given a value in respect of Atlas Corp. on a consolidated basis in accordance with US GAAP; less

(i) Cash and Cash Equivalents; less
(j) Non-Recourse Liabilities.
Notwithstanding the foregoing, “Total Borrowings” shall not include any of the following:
(a) indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations; and
(b) indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that Atlas Corp. or any of its subsidiaries is required to record on its books under U.S. GAAP even though Atlas Corp. and its subsidiaries are no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.
“U.S. GAAP” means generally accepted accounting principles in the United States of America.
For purposes of the foregoing provisions and definitions, any accounting term, phrase, calculation, determination or treatment used, required or referred to in this Certain Covenants section is to be construed in accordance with U.S. GAAP in effect as of December 31, 2016.
Change of Control Permits Holders to Require Us to Purchase Notes
If a Change of Control (as defined below) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your ATCO Notes, or any portion of the principal amount thereof, that is equal to $25 or multiple of $25. The price we are required to pay (the “Change of Control Purchase Price”) is equal to 101% of the principal amount of the ATCO Notes to be purchased plus accrued and unpaid interest to but excluding the Change of Control Purchase Date (unless the Change of Control Purchase Date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the Change of Control Purchase Price will be equal to 101% of the principal amount of the ATCO Notes to be purchased). The “Change of Control Purchase Date” will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our Change of Control notice as described below. Any ATCO Notes purchased by us will be paid for in cash. A “Change of Control” will be deemed to have occurred at the time after the ATCO Notes are originally issued if:
(1)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such Person shall be deemed to have “Beneficial Ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
(2)the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; or
(3)“Continuing Directors” (as defined below) cease to constitute at least a majority of our board of directors.
“Continuing Director” means a director who either was a member of our board of directors on the issue date of the ATCO Notes or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.
“Permitted Holders” means (a) any of Kyle Washington, Kevin Washington, Dennis Washington or any of their respective estates, spouses and/or descendants; (b) any trust for the benefit of the persons listed in (a); (c) Fairfax Financial Holdings Limited; (d) an affiliate of any of the persons listed in (a), (b) or (c); or (e) a combination of the foregoing.
On or before the 20th day after the occurrence of a Change of Control, we will provide to all holders of the ATCO Notes, the Trustee and paying agent a notice of the occurrence of the Change of Control and of the resulting purchase right. Such notice shall state, among other things:

•the events causing a Change of Control;
•the date of the Change of Control;
•the last date on which a holder may exercise the repurchase right;
•the Change of Control Purchase Price;
•the Change of Control Purchase Date;
•the name and address of the paying agent; and
•the procedures that holders must follow to require us to purchase their ATCO Notes.
Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.
To exercise the Change of Control purchase right, you must deliver, on or before the business day immediately preceding the Change of Control Purchase Date, the ATCO Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Change of Control Purchase Notice” on the reverse side of the ATCO Notes duly completed, to the paying agent. Your purchase notice must state:
•if certificated, the certificate numbers of your ATCO Notes to be delivered for purchase or if not certificated, your notice must comply with appropriate DTC procedures;
•the portion of the principal amount of ATCO Notes to be purchased, which must be $25 or a multiple thereof; and
•that the ATCO Notes are to be purchased by us pursuant to the applicable provisions of the ATCO Notes and the Indenture.
You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the Change of Control Purchase Date. The notice of withdrawal shall state:
•the principal amount of the withdrawn Notes;
•if certificated ATCO Notes have been issued, the certificate numbers of the withdrawn ATCO Notes, or if not certificated, your notice must comply with appropriate DTC procedures; and
•the principal amount, if any, which remains subject to the purchase notice.
We will be required to purchase the ATCO Notes on the Change of Control Purchase Date. You will receive payment of the Change of Control Purchase Price on the later of the Change of Control Purchase Date or the time of book-entry transfer or the delivery of the ATCO Notes. If the paying agent holds money or securities sufficient to pay the Change of Control Purchase Price of the ATCO Notes on the Change of Control Purchase Date, then:
•the ATCO Notes will cease to be outstanding and interest, including any additional interest, if any, will cease to accrue (whether or not book-entry transfer of the ATCO Notes is made or whether or not the ATCO Notes are delivered to the paying agent); and
•all other rights of the holder will terminate (other than the right to receive the Change of Control Purchase Price).
In connection with any purchase offer pursuant to a Change of Control purchase notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and
•file a Schedule TO or any other required schedule under the Exchange Act.
No ATCO Notes may be purchased at the option of holders upon a Change of Control if the principal amount of the ATCO Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
•The purchase rights of the holders could discourage a potential acquirer of us. The Change of Control purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term Change of Control is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the ATCO Notes upon a Change of Control may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The definition of Change of Control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase

“substantially all” under applicable law. Accordingly, the ability of a holder of the ATCO Notes to require us to purchase its ATCO Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.
If a Change of Control were to occur, we may not have enough funds to pay the Change of Control Purchase Price. Our ability to repurchase the ATCO Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Relating to the Notes.” If we fail to purchase the ATCO Notes when required following a Change of Control, we will be in default under the Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, any other person or sell, assign, convey, transfer, lease our properties and assets as an entirety or substantially as an entirety to any person, unless:
•the successor person is a corporation organized and existing under the laws of the Marshall Islands, the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the ATCO Notes and the Indenture;
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•other conditions specified in the Indenture are met.
Upon any consolidation, merger, sale, assignment, conveyance, transfer or lease of the properties and assets of the Company in accordance with the foregoing provisions, the successor person formed by such consolidation or into which we are merged or to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture; and thereafter, except in the case of a lease, the Company shall be released from all obligations and covenants under the Indenture and the ATCO Notes.
Events of Default
The ATCO Notes are subject to the following events of default:
(1)failure to pay principal of or any premium when due;
(2)failure to pay any interest when due, continued for 30 days;
(3)failure to perform or comply with the provisions of the Indenture relating to mergers and similar events;
(4)failure to provide notice of a Change of Control or to repurchase ATCO Notes tendered for repurchase following the occurrence of a Change of Control in conformity with the covenant set forth under the caption “—Change of Control Permits Holders to Require Us to Purchase Notes;”
(5)failure to perform any of our other covenants in the Indenture, continued for 60 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding ATCO Notes, as provided in the Indenture;
(6)any debt of ourself is not paid upon the demand of its holders and within any applicable grace period or is accelerated by its holders because of a default and, in each case, the total amount of such debt unpaid or accelerated exceeds $25,000,000 on an unconsolidated basis;
(7)any judgment or decree for the payment of money in excess of $25,000,000 is entered against us and remains outstanding for a period of 90 consecutive days following entry of such judgment and is not discharged, waived or stayed; and
(8)certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.
If an event of default, other than an event of default described in clause (8) above, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding ATCO Notes may declare the principal amount of the ATCO Notes to be due and payable immediately. If an event of default described in clause (8) above occurs, the principal amount of the ATCO Notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.
After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the ATCO Notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and any premium, interest or Additional Amounts which have become due as a result of such acceleration, have been cured or waived.

Notwithstanding the foregoing, if we so elect, the sole remedy under the Indenture for an event of default relating to (i) our failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our annual and quarterly reporting obligations to the Trustee and the SEC, as described under “—Reports” below, will, after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the ATCO Notes at an annual rate equal to (i) 0.25% per annum of the outstanding principal amount of the ATCO Notes for each day during the 90-day period beginning on, and including, the date on which such event of default first occurs and on which such event of default is continuing; and (ii) 0.50% per annum of the outstanding principal amount of the ATCO Notes for each day during the 90-day period beginning on, and including, the 91st day following, and including the date on which such event of default first occurs and on which such event of default is continuing. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the ATCO Notes will be subject to acceleration as provided above. This additional interest will be payable in arrears on the same dates and in the same manner as regular interest on the ATCO Notes. On the 181st day after such event of default first occurs (if not waived or cured prior to such 181st day), such additional interest will cease to accrue and the ATCO Notes will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of holders of ATCO Notes in the event of the occurrence of any other events of default.
In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of ATCO Notes and the Trustee and paying agent of such election on or before the close of business on the fifth business day prior to the date on which such event of default would otherwise occur. Upon our failure to timely give such notice or pay additional interest, the ATCO Notes will be immediately subject to acceleration as provided above.
The Trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the Indenture, applicable law and the Trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding ATCO Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the ATCO Notes. The Indenture will provide that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder.
No holder will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy under the Indenture unless:
•the holder has previously given the Trustee written notice of a continuing event of default;
•the holders of not less than 25% in aggregate principal amount of the ATCO Notes then outstanding have made a written request and have offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and
•the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the ATCO Notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.
However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any ATCO Note on or after the applicable due date in accordance with the Indenture.
Generally, the holders of not less than a majority of the aggregate principal amount of outstanding ATCO Notes may waive any default or event of default unless:
•we fail to pay the principal of or any interest on any ATCO Note when due;
•we fail to comply with any of the provisions of the Indenture that would require the consent of the holder of each outstanding ATCO Note affected.
The Indenture provides that within 90 days after the Trustee receives written notice of a default, the Trustee shall transmit by mail to all holders, notice of such default hereunder, unless such default shall have been cured or waived. Except in the case of a default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the best interest of the holders. In addition, we are required to deliver to the Trustee (i) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute defaults, their status and what action we are taking or propose to take in respect thereof.

Each holder shall have the right to receive payment or delivery, as the case may be, of:
•the principal (including the Change of Control Purchase Price, if applicable) of;
•accrued and unpaid interest, if any, on; and
•Additional Amounts, if any, on its ATCO Notes, on or after the respective due dates expressed or provided for in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
Modification and Waiver
We and the Trustee may amend or supplement the Indenture with respect to the ATCO Notes with the consent (including consents obtained in connection with any tender offer or exchange offer) of the holders of a majority in aggregate principal amount of the outstanding ATCO Notes. In addition, the holders of a majority in aggregate principal amount of the outstanding ATCO Notes may waive our compliance in any instance with any provision of the Indenture without notice to the other holders of ATCO Notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding ATCO Notes affected thereby if such amendment, supplement or waiver would:
•change the stated maturity of the principal of or any interest on the ATCO Notes;
•reduce the principal amount of or interest on the ATCO Notes;
•change the currency of payment of principal of or interest on the ATCO Notes or change any ATCO Note’s place of payment;
•impair the right of any holder to receive payment of principal of and interest on such holder’s ATCO Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the ATCO Notes;
•modify the provisions with respect to the purchase rights of the holders as described above under “—Change of Control Permits Holders to Require Us to Purchase Notes” in a manner adverse to holders of ATCO Notes;
•change the ranking of the ATCO Notes;
•change our obligation to pay Additional Amounts on any ATCO Note; or
•modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of the ATCO Notes.
We and the Trustee may amend or supplement the Indenture or the ATCO Notes without notice to, or the consent of, the holders of the ATCO Notes to:
•cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any holder of the ATCO Notes in any material respect;
•provide for the assumption by a successor corporation of our obligations under the Indenture;
•secure the ATCO Notes;
•add to our covenants for the benefit of the holders or surrender any right or power conferred upon us; or
•make any change that does not adversely affect the rights of any holder.
The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment. The Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the Indenture by delivering to the registrar for cancellation all outstanding ATCO Notes or depositing with the Trustee or delivering to the holders, as applicable, after all outstanding ATCO Notes have become due and payable, or will become due and payable at their stated maturity within one year, cash sufficient to pay and discharge the entire indebtedness all of the outstanding ATCO Notes and all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

If we satisfy and discharge our obligations under the Indenture, the Company will be released from its obligations in the provisions described under “—Change of Control Permits Holders to Require Us to Purchase Notes.”
Defeasance
We may terminate at any time all our obligations with respect to the ATCO Notes and the Indenture, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the ATCO Notes, to replace mutilated, destroyed, lost or stolen ATCO Notes and to maintain a registrar and paying agent in respect of the ATCO Notes. We may also terminate at any time our obligations with respect to the ATCO Notes under the covenants described under “—Change of Control Permits Holders to Require Us to Purchase Notes,” “—Certain Covenants” and “—Reports,” and the operation of certain events of default, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
If we exercise our legal defeasance option with respect to the ATCO Notes, payment of the ATCO Notes may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the ATCO Notes, payment of the ATCO Notes may not be accelerated because of an event of default specified in clause (4), clause (5) (with respect to the covenants described under “—Certain Covenants” or “—Reports”), clause (6) or clause (7).
The legal defeasance option or the covenant defeasance option with respect to the ATCO Notes may be exercised only if:
(1)we irrevocably deposit in trust with the Trustee cash or U.S. Government obligations or a combination thereof for the payment of principal of and interest and Additional Amounts, if any, on the ATCO Notes to maturity,
(2)such defeasance or covenant defeasance does not constitute a default under the Indenture or any other material agreement or instrument binding us,
(3)no default or event of default has occurred and is continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (other than, if applicable, a default or event of default with respect to the ATCO Notes resulting from the borrowing of funds to be applied to such deposits),
(4)in the case of the legal defeasance option, we deliver to the Trustee an opinion of counsel stating that:
(a)we have received from the IRS a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or
(b)since the date of the Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the ATCO Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,
(5)in the case of the covenant defeasance option, we deliver to the Trustee an opinion of counsel to the effect that the holders of the ATCO Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred,
(6)we deliver to the Trustee an opinion of counsel to the effect that, after the 123rd day after the date of deposit, all money and U.S. Government obligations (or other property as may be provided pursuant to the terms of the Indenture) (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith, and
(7)we deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the ATCO Notes have been complied with as required by the Indenture.
If we defease our obligations under the Indenture, the Company will be released from its obligations in the provisions described under “Change of Control Permits Holders to Require Us to Purchase Notes.”
Transfer and Exchange
We will maintain an office in New York City where the ATCO Notes may be presented for registration of transfer or exchange. This office will initially be an office or agency of the Trustee. No service charge will be imposed by us, the Trustee or the registrar for any registration of transfer or exchange of ATCO Notes, but any tax or similar governmental charge required by law or permitted by the Indenture because a holder requests any shares to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any note surrendered for purchase except for any portion of that note not being purchased.
We reserve the right to:
•vary or terminate the appointment of the security registrar or paying agent;
•appoint additional paying agents; or
•approve any change in the office through which any security registrar or any paying agent acts.
Payment and Paying Agents
Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the Indenture. In the case of certificated ATCO Notes, payments will be made in U.S. dollars at the office of the Trustee or, at our option, by check mailed to the holder’s registered address (or, if requested by a holder of more than $1,000,000 principal amount of ATCO Notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.
The Trustee will be designated as our paying agent for payments on the ATCO Notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent shall pay to us upon written request any money held by them for payments on the ATCO Notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.
Purchase and Cancellation
The registrar and paying agent (if other than the Trustee) will forward to the Trustee any ATCO Notes surrendered to them by holders for transfer, exchange or payment. All ATCO Notes delivered to the Trustee shall be cancelled promptly by the Trustee in the manner provided in the Indenture and may not be reissued or resold. No ATCO Notes shall be authenticated in exchange for any ATCO Notes cancelled, except as provided in the Indenture.
We may, to the extent permitted by law, and directly or indirectly (regardless of whether such ATCO Notes are surrendered to us), purchase ATCO Notes in the open market or by tender offer at any price or by private agreement.
Reports
So long as any ATCO Notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and applicable to us and (ii) furnish to the Trustee and the holders of the ATCO Notes within 15 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information to the extent required of us to be contained in Forms 20-F, 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the Trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee and the holders of the ATCO Notes as of the time such documents are filed via EDGAR.
Replacement of Notes
We will replace mutilated, destroyed, stolen or lost ATCO Notes at the expense of the holder upon delivery to the Trustee of the mutilated ATCO Notes, or evidence of the loss, theft or destruction of the ATCO Notes satisfactory to us and the Trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the Trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.
Notices
Except as otherwise described herein, notice to registered holders of the ATCO Notes will be given to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the Trustee on our behalf (and we will make any notice we are required to give to holders available on our website).

Governing Law
The Indenture and the ATCO Notes are governed by and will be construed in accordance with the laws of the State of New York without regard to conflicts of laws.
Concerning the Trustee
The Trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for us as if it were not the Trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The Indenture will provide that in case an event of default shall occur and be continuing (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the ATCO Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
The Bank of New York Mellon will be the Trustee under the Indenture. Initially, the Trustee will also act as the paying agent, registrar and custodian for the ATCO Notes.
Book-entry System; Delivery and Form
Global Notes
We have issued the ATCO Notes in the form of one or more global notes in definitive, fully registered, book-entry form.
The global notes have been deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.
DTC, Clearstream and Euroclear
Beneficial interests in the global notes is represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.
We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
We understand that:
•DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.
•DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
•Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
•DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. (successor to the National Association of Securities Dealers, Inc.).
•Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.
•The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this document solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time.
We expect that under procedures established by DTC:
•upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the Exchange Agent with portions of the principal amounts of the global notes; and
•ownership of the ATCO Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.
The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the ATCO Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in ATCO Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the ATCO Notes represented by that global note for all purposes under the Indenture and under the ATCO Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have ATCO Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated ATCO Notes and will not be considered the owners or holders thereof under the Indenture or under the ATCO Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of ATCO Notes under the Indenture or a global note.
Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of ATCO Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the ATCO Notes.

Payments on the ATCO Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the ATCO Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.
Distributions on the ATCO Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the ATCO Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the ATCO Notes was made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the ATCO Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the ATCO Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the ATCO Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the ATCO Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the ATCO Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Certificated Notes
We will issue certificated ATCO Notes to each person that DTC identifies as the beneficial owner of the ATCO Notes represented by a global note upon surrender by DTC of the global note if:
•DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;
•an event of default under the Indenture has occurred and is continuing, and DTC requests the issuance of certificated ATCO Notes; or

•we determine not to have the ATCO Notes represented by a global note.
Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the ATCO Notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated ATCO Notes to be issued.